SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 11, 1998


                             SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)



                                   Maryland
                           (State of Incorporation)


         1-13199                                      13-3956775
 (Commission File Number)                    (IRS Employer Id. Number)



                              70 West 36th Street           10018
                              New York, New York          (Zip Code)
                   (Address of principal executive offices)

                                (212) 594-2700
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         On November 11, 1998, SL Green Realty Corp. announced, in a press release filed herewith, that it had entered into an agreement to purchase an interest in 555 West 57th Street, the BMW Building.

ITEM 7.  FINANCIAL STaTEMENTS AND EXHIBITS

         (a)    Exhibits

         99.1 Press release dated November 11, 1998.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SL GREEN REALTY CORP.



                                       By:   /s/ Ann Isley
                                          --------------------
                                          Ann Iseley
                                          Chief Financial Officer



Date:  November 18, 1998

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549







                             SL GREEN REALTY CORP.








                                   EXHIBITS
                             TO CURRENT REPORT ON
                        FORM 8-K DATED November 2, 1998






                                               Commission File Number 1-13199

                                 Exhibit Index
                                 -------------

Exhibit
Number           Description
--------         -----------

99.1            (i)   Press release dated November 11, 1998.

     AT THE COMPANY                AT THE FINANCIAL RELATIONS BOARD
     --------------                --------------------------------
  Stephen Green, Chairman & CEO   General Info: Paula Schwartz & Michael Lawson
  David Nettina, President & COO              Analyst Info: Pamela King
        (212) 594-2700                Media Info: Judith Sylk-Siegel
                                                 (212) 661-8030

   FOR IMMEDIATE RELEASE
   ---------------------
     November 11, 1998

               SL GREEN REALTY CORP. SIGNS AGREEMENT TO PURCHASE
               -------------------------------------------------
                             555 WEST 57TH STREET
                             --------------------

        UNDERSCORES CONTINUED COMMITMENT TO STRONG MANHATTAN PERFORMERS

NEW YORK, NY, NOVEMBER 11, 1998 - SL Green Realty Corp. (NYSE:SLG) announced today that it has signed a contract with an affiliate of Blackacre Capital Management LLC to purchase Blackacre's 65% controlling interest for $66.7 million in 555 West 57th Street, a 20-story Midtown Manhattan property known as the BMW Building.

Located on the easterly block front of 11th Avenue between West 57th and West 58th Streets in Manhattan's Midtown West submarket, the BMW Building offers 950,000 square feet of rentable space, including three subgrade floors, two of which comprise a 190-car garage. The property is currently 95% leased and is expected to be approximately 100% leased by closing.

According to Stephen L. Green, Chairman and Chief Executive Officer of SL Green, "The BMW Building acquisition will provide a cash return of 10% on total project costs which the Company expects to increase to 11.3% after lease-up of the one remaining vacant floor. This lease is expected to be signed prior to closing."

Mr. Green, an 18-year veteran of the Manhattan office building market, said that he believes the BMW Building is well-positioned to benefit from the city's westward development along the 57th Street Corridor with entertainment, retail and office uses. However, he noted that the agreement comes amidst much speculation about Manhattan real estate, with many predicting a drop in prices, a result of tightening credit. Mr. Green stressed that handicapping the direction of prices is a difficult science, and that ultimately, buying decisions must be based on solid real estate fundamentals. "What we know is that the 555 West 57th Street property immediately delivers an NOI return that is right in line with SL Green's growth story and current business plan. The Company will remain committed to properties that can deliver that kind of ongoing performance."

Marc Holliday, Chief Investment Officer of SL Green, pointed out that, "We are buying double-digit returns with leases in place primarily from credit tenants. Historically, to get that type of return we would have to buy substantial vacancy and take on leasing risk."

Mr. Holliday acknowledged that financing for many real estate owners has dried up, or is available on disadvantageous terms. "One of the key points of the BMW Building acquisition is that, even in an uncertain property financing market, it comes with assumable underlying first mortgage financing on attractive terms." He added that SLG has one of the lowest debt-to-market cap ratios of any major office REIT in the country and has the capital to invest for the "right" transactions.

BMW, the primary tenant of 555 West 57th Street, occupies 19% of the 20-floor-mid-town property's floor space, or 183,000 square feet. Originally built in 1971 as the headquarters building for Ford Motor Company, the building is now home to BMW's U.S. flagship offices, service center and showroom. The showroom includes a three-story sloping glass atrium overlooking 57th Street and 11th Avenue. BMW's investment in its space is estimated to be in excess of $10 million.

Other tenants include: CBS, Inc., The City University of New York, St. Luke's Roosevelt Hospital, the Greater HY Hospital and Ticketmaster. Many tenants have signed long-term leases as evidenced by the fact that 65% of existing leases expire beyond 2008.

Subsequent to the 555 West 57th Street acquisition, SL Green's portfolio will consist of 19 properties, encompassing approximately 7.2 million rentable square feet.

SL Green Realty Corp. is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") which primarily owns, manages, leases, acquires and repositions Class B office properties in Manhattan.

                                     # # #

            To receive SLG's latest news release and other corporate documents via FAX-no-cost-dial 1-800-PRO-INFO.  Use company's symbol, SLG.

                Or visit SL Green's website at www.slgreen.com

 This press  release  contains  forward-looking  information  based  upon  the
    Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated
    with  the   forward-looking   information  include  the  strength  of  the
    commercial office real estate market, competitive market conditions, general economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.